As filed with the Securities and Exchange Commission on April 3, 1998.
                                                      Registration No.
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             _____________________

                                CVS CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)


Delaware                                             05-0494040
(State or Other Jurisdiction of                      (I.R.S. Employer
Incorporation)                                       Identification Number)

                                 One CVS Drive
                        Woonsocket, Rhode Island 02895
         (Address, Including Zip Code, of Principal Executive Offices)
                             _____________________


                   ARBOR DRUGS, INC. 1996 STOCK OPTION PLAN
           ARBOR DRUGS, INC. AMENDED AND RESTATED STOCK OPTION PLAN
                           (Full Title of the Plans)
                             ______________________

                              Charles C. Conaway
             Executive Vice President and Chief Financial Officer
                                CVS Corporation
                                 One CVS Drive
                             Woonsocket, RI 02895
                                (401) 765-1500
(Name, Address and Telephone Number, including Area Code, of Agent for Service)
                             ____________________

                       CALCULATION OF REGISTRATION FEE
==============================================================================
                                     Proposed       Proposed
Title of                             Maximum        Maximum
Security           Amount            Offering       Aggregate     Amount of
To Be              To Be             Price Per      Offering      Registration
Registered         Registered(1)     Share (2)      Price (2)     Fee
______________________________________________________________________________

Common Stock       2,657,668         $28.44         $75,584,078   $22,298
($0.01 par value)  Shares
______________________________________________________________________________
(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The 2,657,668 shares are issuable under the Arbor Drugs, Inc. 1996
    Stock Option Plan and the Arbor Drugs, Inc. Amended and Restated Stock Option Plan. The proposed maximum aggregate offering price is based upon the weighted average exercise price of the outstanding options.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents By Reference

               CVS Corporation ("CVS") hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

               (1) The CVS Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

               (2) The CVS Proxy Statement filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on April 1, 1998;

               (3) All other reports filed by CVS pursuant to Section 13(a) or 15(d) of the Exchange Act, since December 31, 1996;

               (4) The description of the CVS Common Stock contained in the CVS Registration Statement on Form 8-B filed under the Exchange Act on November 5, 1996; and

               (5) All documents filed by CVS pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

Item 6.  Indemnification of Officers And Directors

               Exculpation. Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law") permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends, or for any transaction from which the director derived an improper personal benefit.

               The CVS Certificate of Incorporation limits the personal liability of a director to CVS and its stockholders for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by law.

               Indemnification. Section 145 of the Delaware Law permits a corporation to indemnify any of its directors or officers who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

               The CVS Certificate of Incorporation provides for indemnification of directors and officers of CVS against liability they may incur in their capacities as such to the fullest extent permitted under the Delaware Law.

               Insurance. CVS has in effect Directors and Officers Liability Insurance with a limit of $100,000,000 and pension trust liability insurance with a limit of $50,000,000. The Directors and Officers Liability Insurance was purchased in layers from National Union Fire Insurance Company of Pittsburgh, Pennsylvania; Federal Insurance Company of Warren, New Jersey; Royal Indemnity Company of Charlotte, North Carolina; Continental Casualty Insurance Company of Chicago, Illinois; St. Paul Mercury Insurance Company of St. Paul, Minnesota; and Reliance Insurance Company of Philadelphia, Pennsylvania. The pension trust liability insurance was purchased in layers from Federal Insurance Company and National Union Fire Insurance Company. The pension trust liability insurance covers actions of directors and officers as well as other employees with fiduciary responsibilities under ERISA.

               Arbor Directors and Officers. The Agreement and Plan of Merger dated as of February 8, 1998, as amended as of March 2, 1998 (the "Merger Agreement"), among CVS, Arbor Drugs, Inc. ("Arbor"), and Red Acquisition, Inc., a wholly-owned subsidiary of CVS, provides that after the Effective Time (as defined in the Merger Agreement), CVS will cause Arbor to indemnify (including the payment of reasonable fees and expenses of legal counsel) each person who was a director or officer of Arbor at or prior to the date of the Merger Agreement to the fullest extent permitted by law for damages and liabilities arising out of facts and circumstances occurring at or prior to the Effective Time. The Merger Agreement also provides that, for a period of six years after the Effective Time, CVS will maintain Arbor's existing policies of directors' and officers' liability insurance as in effect on February 8, 1998 (provided that CVS may substitute policies with reputable and financially sound carriers having at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the covered persons) with respect to facts or circumstances occurring at or prior to the Effective Time; provided that if the aggregate annual premium for such insurance during such six-year period exceeds 200% of the aggregate annual premium paid by Arbor as of February 8, 1998 for such insurance, then CVS will cause Arbor to provide the most advantageous directors' and officers' insurance coverage then available for an annual premium equal to such 200% of such aggregate annual premium in effect as of February 8, 1998. Pursuant to this requirement of the Merger Agreement, CVS has purchased, effective through April 1, 2004,
Executive Liability and Indemnification Insurance with a limit of $10,000,000 and Outside Directorship Liability Insurance with a limit of $5,000,000. The insurance was purchased from Federal Insurance Company.

Item 8.  Exhibits

               Exhibit
               Number      Description
               -------     -----------

               5 Opinion of Davis Polk & Wardwell regarding the validity of the securities being registered.

               23.1        Consent of KPMG Peat Marwick LLP.

               23.2 Consent of Davis Polk & Wardwell (included in the opinion filed as Exhibit 5 to this Registration Statement).

               24          Powers of Attorney.

Item 9.  Undertakings

               (a) The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales
               are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                     10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or
                     events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                     respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                     (2) That, for the purpose of determining any liability
               under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a
               post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woonsocket, State of Rhode Island, on April 3, 1998.




                                                   CVS CORPORATION
                                                   (Registrant)

Date: April 3, 1998                                By:  /s/ Charles C. Conaway
                                                      -------------------------
                                                   Charles C. Conaway
                                                   Executive Vice President and
                                                   Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.


      Signature                                           Title                              Date
      ---------                                           -----                              ----

          *                              Chairman of the Board, Chief Executive          April 3, 1998
------------------------------           Officer and Director (Principal Executive
(Stanley P. Goldstein)                   Officer)

   /s/ Charles C. Conaway                Executive Vice President and Chief              April 3, 1998
------------------------------           Financial Officer (Principal Financial and
(Charles C. Conaway)                     Accounting Officer)

          *                              Director                                        April 3, 1998
 ------------------------------
(Eugene Applebaum)

          *                              Director                                        April 3, 1998
------------------------------
(Allan J. Bloostein)

          *                              Director                                        April 3, 1998
------------------------------
(W. Don Cornwell)

          *                              Director                                        April 3, 1998
------------------------------
(Thomas P. Gerrity)

          *                              Director                                        April 3, 1998
------------------------------
(William H. Joyce)

          *                              Director                                        April 3, 1998
------------------------------
(Terry R. Lautenbach)

          *                              Director                                        April 3, 1998
------------------------------
(Terrence Murray)

          *                              Director                                        April 3, 1998
------------------------------
(Sheli Rosenberg)

          *                              Vice Chairman of the Board, Chief               April 3, 1998
------------------------------           Operating Officer and Director
(Thomas M. Ryan)

          *                              Director                                        April 3, 1998
------------------------------
(Ivan G. Seidenberg)

          *                              Director                                        April 3, 1998
------------------------------
(Patricia Carry Stewart)

          *                              Director                                        April 3, 1998
------------------------------
(Thomas Thorsen)

          *                              Director                                        April 3, 1998
------------------------------
(M. Cabell Woodward, Jr.)

   /s/ Charles C. Conaway                                                                April 3, 1998
------------------------------
(Charles C. Conaway)
Attorney-in-Fact

* An asterisk denotes execution by Charles C. Conaway as Attorney-in-Fact.